UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2015 STIP

Upon the recommendation of its human resources and compensation/nominating and governance committee, the independent members of the board of directors of Resolute Forest Products Inc. (the “Company”) adopted on February 3, 2015, the material terms of the 2015 Resolute Forest Products Inc. Short-Term Incentive Plan, or the “2015 STIP.” The 2015 STIP provides that participating employees, including each of the Company’s named executive officers, are eligible to receive cash incentive awards expressed as a percentage of their base salaries, based on certain quantitative Company performance goals over the 2015 annual period. In respect of the Company’s named executive officers, the target and maximum incentive awards are 100% and 150% of base salary, with no applicable minimum, and the applicable performance metrics are: income from operations; selling, general and administrative expenses; profit per metric ton, reduction in number of days to pay; frequency rate and severity rate of safety incidents; and reduction of environmental incidents.

Awards, if granted, are expected to be made in the first quarter of 2016. The aggregate amount payable under the 2015 STIP for all eligible employees is limited to 7% of the Company’s 2015 free cash flow (defined as net cash provided by operating activities less maintenance capital expenditures, adjusted for special items).

Employees remain eligible for prorated awards if they retire during the year or are terminated other than for cause after July 1, 2015. Employees who voluntarily resign or are terminated for cause before payment is made will not be eligible. The Company may adjust financial and cost metrics, and may adjust any and all awards in its discretion. Awards are discretionary and subject to modification until they are made, including increases, decreases, cancellations, deferrals and other conditions, even if performance levels have been met.

Individual Discretionary Awards

The independent members of the board of directors have historically focused on rewarding corporate performance under the short-term incentive plan. However, they have decided to exercise their discretion in granting cash awards for individual performance on a limited basis. The awards are discretionary and intended to reward individuals for demonstrating high effectiveness and remarkable initiatives, namely behaviors that enhance overall corporate performance.

As a result, for 2014, the independent members of the board of directors approved the following discretionary awards for the named executive officers: Richard Garneau, $219,924; Jo-Ann Longworth, $66,034; John LaFave, $50,202; Yves Laflamme, $84,862; and Jacques Vachon, $74,080.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resolute Forest Products Inc.

Date: February 6, 2015	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer